As filed with the Securities and Exchange Commission on January 6, 2004

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8
                             Registration Statement
                        Under The Securities Act of 1933

                                 ---------------

                           Arlington Hospitality, Inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                                         36-3312434
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

2355 S. Arlington Heights Road,
Suite 400, Arlington Heights, Illinois                         60005
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)

  Arlington Hospitality, Inc. 2003 Non-Employee Director Restricted Stock Plan
            Arlington Hospitality, Inc. 2003 Long-Term Incentive Plan

                            (Full Title of the Plan)

             Jerry H. Herman, President and Chief Executive Officer
                           Arlington Hospitality, Inc.
                    2355 S. Arlington Heights Road, Suite 400
                        Arlington Heights, Illinois 60005

                                 With a copy to:

                             Michael J. Choate, Esq.
                           Mitchell D. Goldsmith, Esq.
                             Shefsky & Froelich Ltd.
                           444 N. Michigan, Suite 2500
                             Chicago, Illinois 60611

                     (Name and Address of Agent for Service)

                                 (847) 228-5401

          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

 Title of Securities       Amount to be         Proposed Maximum        Proposed Maximum             Amount of
  to be Registered          Registered           Offering Price        Aggregate Offering        Registration Fee
                                                   Per Share                  Price
----------------------    ----------------     -------------------    ----------------------    --------------------

  Common Stock, par         750,000 (1)            $3.695 (2)            $2,771,250 (2)               $224.20
     value $.005

(1) Issuable upon the vesting of restricted stock awards under the Arlington Hospitality, Inc. 2003 Non-Employee Director Restricted Stock Plan; the exercise of options, the vesting of restricted stock awards or the vesting of certain other awards under the Arlington Hospitality, Inc. 2003 Long-Term Incentive Plan. Pursuant to Rule 416, this Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the 2003 Long-Term Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on the Nasdaq National Market on January 2, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of this registration statement on Form S-8 (this "Registration Statement") of Arlington Hospitality, Inc. (the "Registrant") will be sent or given to the Registrant's officers, employees, consultants and directors, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         The documents listed below are hereby incorporated by reference into this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003.

         3. The Registrant's Proxy Statement dated September 26, 2003 for its 2003 Annual Meeting of Shareholders.

         4. The Registrant's Reports on Form 8-K dated March 18, 2003, May 16, 2003, July 15, 2003, July 16, 2003, August 15, 2003,
                  October 30, 2003, November 17, 2003, December 4, 2003 and December 19, 2003.

         5. The description of the Registrant's common stock contained in Amendment No. 3 to its Registration Statement on Form S-2 filed with the Commission on October 22, 1996.

         6. All documents which the Registrant filed subsequently to the foregoing pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations. Article Eight of the Registrant's certificate of incorporation provides that the Registrant will provide indemnification to the fullest extent permitted by Delaware law to all persons it is permitted to indemnify. The Registrant's by-laws provide that the Registrant: (i) will indemnify directors and officers to the fullest extent authorized by the General Corporation Law of Delaware, including in a suit initiated by the officer or director if the suit authorized by the Registrant's board of directors, (ii) will advance expenses to indemnified parties for defending any proceedings for which indemnification is allowed, if the indemnified party undertakes to repay amounts advanced if it is determined that the party is not entitled to indemnification, (iii) may indemnify employees or agents, other than officers and directors, and (iv) may maintain insurance policies to protect any of its directors, officers, employees or agents, whether or not the Registrant would have the power to indemnify these persons under Delaware law. The Registrant currently maintains policies of insurance under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

         Additionally, the Registrant has entered into an indemnification agreement with each independent director. Each agreement provides that the Registrant will indemnify the director against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by the director in connection with any suit (threatened or actual), proceeding or any alternative dispute resolution mechanism, wither civil, criminal, administrative or investigative, brought by a third party against the director by reason of having been a director of the Registrant (or any subsidiary of the Registrant) or serving in a position at the request of the Registrant and so long as the director acted in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the Registrant (and with respect to any criminal action, the director had no reasonable cause to believe the director's conduct was unlawful). Each agreement also provides that the Registrant will indemnify the director with respect to any action or suit brought by the Registrant (or any subsidiary) by reason of having been a director of the Registrant or serving in any position at the request of the Registrant, except to the extent that the director shall have been adjudged to be liable to the Registrant. Each indemnification agreement requires the Registrant to make a good faith determination as to whether it is practicable for the Registrant to obtain and maintain a policy of insurance providing the director with coverage for losses from wrongful acts, or to ensure the Registrant's performance of its indemnification obligations under the agreement.


Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.
-----------

     5      Opinion of Shefsky & Froelich Ltd. re: legality

     23(a)  Consent of Shefsky & Froelich Ltd. (see Exhibit 5)

     23(b)  Consent of KPMG LLP

     24     Power of Attorney (see the Signature Page to this Registration
            Statement)

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement;

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any additional or changed material
                  information on the plan of distribution;

         Provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         2. For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new Registration Statement of securities offered, and the offering of the securities at that time to be the initial public offering thereof.

         3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington Heights, State of Illinois, on January 6, 2004.

                                     ARLINGTON HOSPITALITY, INC.


                                     By:  /s/  Jerry H. Herman
                                          --------------------------------------
                                          Jerry H. Herman
                                          President and Chief Executive Officer


                                     By:  /s/  James B. Dale
                                          --------------------------------------
                                          James B. Dale
                                          Chief Financial Officer

                           GRANT OF POWER OF ATTORNEY

         Each person whose signature appears below as a Director and/or officer of Arlington Hospitality, Inc. hereby constitutes and appoints Jerry H. Herman and James B. Dale his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all subsequent amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                                                     TITLE                               DATE
----------                                                     -----                               ----
/s/ Jerry H. Herman                            Director, President and Chief Executive        January 6, 2004
-------------------                            Officer
Jerry H. Herman

/s/ Steven J. Belmonte                         Director                                       January 6, 2004
----------------------
Steven J. Belmonte

/s/ Salomon J. Dayan                           Director                                       January 6, 2004
--------------------
Salomon J. Dayan

/s/ Kenneth M. Fell                            Director                                       January 6, 2004
-------------------
Kenneth M. Fell

/s/ Gerald T. LaFlamme                         Director                                       January 6, 2004
----------------------
Gerald T. LaFlamme

/s/ Thomas J. Romano                           Director                                       January 6, 2004
---------------------
Thomas J. Romano

/s/ Andrew E. Shapiro                          Director                                       January 6, 2004
----------------------
Andrew E. Shapiro

/s/ James B. Dale                              Chief Financial Officer, Secretary and         January 6, 2004
-----------------                              Treasurer (Principal Accounting Officer and
James B. Dale                                  Principal Financial Officer)

                                    EXHIBITS

Exhibit No.
-----------

     5      Opinion of Shefsky & Froelich Ltd. re: legality

     23(a)  Consent of Shefsky & Froelich Ltd. (see Exhibit 5)

     23(b)  Consent of KPMG LLP

     24     Power of Attorney (see the Signature Page to this Registration
            Statement)